October 13, 2023

The Board of Directors of P&F Industries, Inc.

445 Broadhollow Road, Suite 100

Melville NY, 11747

Attention: Mitchell Solomon, Lead Independent Director

To the Board of Directors:

Reference is made herein to that certain: (1) letter agreement (the “Existing Letter Agreement”), dated as of February 14, 2019, by and between myself and P&F Industries, Inc. (the “Company”), (2) Agreement and Plan of Merger (the “Merger Agreement”), dated as of the date hereof, by and among the Company, Tools AcquisitionCo, LLC (“Parent”) and Tools MergerSub, Inc. and (3) Voting and Support Agreement (“Voting Agreement”), dated as of the date hereof, by and between myself and Parent.

The Company and I agree that:

•	In connection with any vote of securities of the Company that is subject to Section 1.5 of the Voting Agreement (while such Voting Agreement is in effect in accordance with its terms), I will cause any “excess shares” (as defined in the Existing Letter Agreement) to be voted proportionately in accordance with the vote of all holders of Common Stock (other than shares held by me or any other 13(d) filer);

•	Any vote of securities of the Company that is subject to Section 1.5 of the Voting Agreement (while such Voting Agreement is in effect in accordance with its terms) shall be deemed for purposes of Sections 2, 3 and 4 of the Existing Letter Agreement to be irrevocably approved for all purposes by all of the independent directors of the Company and any Adverse Recommendation Change (as defined in the Merger Agreement) shall not affect such irrevocable approval.

Except as modified above, the Existing Letter Agreement shall remain unmodified and in full force and effect. If I violate or announce or demonstrate a plan to violate any of the foregoing covenants, I consent to any of: (1) the independent directors or (2) Parent, as an express third party beneficiary, taking action on behalf of the Company to enforce the foregoing. I consent to the jurisdiction of the courts of Delaware. This agreement shall bind my successors and assigns.

Very truly yours,

/s/ Richard A. Horowitz

Richard A. Horowitz

ACCEPTED:

/s/ Mitchell Solomon

Mitchell Solomon, on behalf of the Board of Directors